Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2006, relating to the financial statements of Meritage Homes Corporation and subsidiaries and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Meritage Homes Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

May 30, 2006